UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019 (May 23, 2019)

Hallador Energy Company

(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver, Colorado 80264-2701
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (303) 839-5504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange  Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2019 we held our annual meeting of shareholders in Terre Haute, Indiana. 20,253,934    shares were present at the meeting in person or by proxy, representing 66.96% of the total outstanding shares eligible to vote.  The final results for each of the matters submitted to a vote of shareholders at the annual meeting are set forth below:

1. Each of the director nominees listed below was elected to serve for a one-year term expiring in 2020:

Nominee	For	Withheld
Brent K. Bilsland	14,803,620	5,450,314
David C. Hardie	16,607,328	3,646,606
Steven Hardie	18,436,385	1,817,549
Bryan H. Lawrence	17,591,240	2,662,694
David J. Lubar	19,892,928	361,006
Charles R. Wesley, IV	19,793,325	460,609

2. The advisory vote on named executive compensation was approved:

Votes “For”	Votes “Against”	Abstentions or Votes Withheld
19,516,186	691,343	46,405

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 29, 2019	By:	/s/LAWRENCE D. MARTIN
Lawrence D. Martin CFO